UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

SUPERVALU INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule, or Registration Statement No.:

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	(4)	Date Filed:

Specific Associate and Retention Related Questions from Proposed UNFI Merger

1.	Am I now a UNFI employee?
•	No. Employees continue to be employed by SUPERVALU and we should continue conducting business as usual. Following closing, SUPERVALU will be wholly owned by UNFI.
•	We anticipate the transaction with UNFI will be completed by the fourth quarter of calendar 2018.

2.	What will happen to me? Will I still have a job?
•
We depend on our employees for the important work of transforming our business and supporting our dynamic and diverse customer base.  Prior to the closing of the transaction with UNFI, SUPERVALU generally intends to maintain its normal employment practices (including with respect to terms of employment).

•	The process of understanding the companies and the impact of the combination of SUPERVALU and UNFI will take some time and additional information will be shared as integration planning progresses.
•	We thank you for your patience and dedication as we work through the integration planning process.

3.	Will I be entitled to severance if I lose my job?
•
Prior to the closing of the transaction with UNFI, you will continue to be covered by SUPERVALU’s severance plans.  For one year following the closing, UNFI has agreed to provide SUPERVALU employees who experience a qualifying termination with the better of (1) the severance benefits they would be entitled to under the applicable SUPERVALU severance plan, and (2) the severance benefits they would be entitled to under the applicable UNFI severance plan.  This means that your severance benefits will be at least as favorable as the severance benefits you would receive today under the applicable SUPERVALU severance plan. Additional information, including specific severance levels applicable to you, will be shared as integration planning progresses.

4.	Will my base salary change?
•	Prior to the closing of the transaction with UNFI, SUPERVALU generally intends to continue its normal compensation practices.
•
Following the closing of the transaction, UNFI has agreed to provide SUPERVALU employees with an annual base salary or wage rate that is at least the same amount as provided prior to closing, until the later of December 31, 2019 and the first anniversary of the closing date.

•	Additional information will be shared about UNFI’s compensation programs as the integration planning process progresses.

Benefits and Policy Questions

5.	Will my health and welfare benefits change? If so, does UNFI offer comparable benefits?
•	Prior to the closing of the transaction, SUPERVALU generally intends to continue its normal benefits and compensation practices.
•
Following the closing of the transaction, UNFI has agreed to provide SUPERVALU employees with retirement and welfare benefits (such as health, dental, etc.) that are no less favorable in the aggregate than those provided to similarly situated employees of UNFI until the later of December 31, 2019 and the first anniversary of the closing date.

•	Additional information about UNFI’s health and welfare programs will be shared as the integration planning process progresses.

6.	Will we receive a 401(k) match this year?
•
If the closing of the transaction with UNFI occurs in 2018, SUPERVALU expects to make a prorated matching contribution for the 2018 plan year for employees who are eligible for an annual 401(k) discretionary match.

•	Additional information will be shared as the integration planning process progresses.

7.	Will I be able to take my already scheduled vacation? What will happen to my frozen or banked PTO?
•
Prior to the closing of the transaction, SUPERVALU intends to administer time off according to the terms of its policies.  We will honor vacations that have already been scheduled and approved by your supervisor in accordance with our normal policies and procedures.  You should continue to work with your supervisor and HR representative to schedule future vacations.

•
In general, frozen & banked PTO under the SUPERVALU PTO Policy will not change and can be carried over. If you experience a job loss, your frozen & banked PTO will generally be paid out.  Please refer to the terms of the applicable policy for additional information.

•	If you experience a job loss, you will be paid out any other earned time off if your applicable policy allows it.
•	Additional information will be shared as the integration planning process progresses.

8.	Will my pay cycle change?
•	Prior to the closing of the transaction, SUPERVALU intends to continue its normal benefits and compensation practices. Any future changes will be communicated as the integration planning progresses.

9.	Who do I contact for HR related questions?
•	Please continue to talk to your current HR representative for all questions related to employee relations issues, leaves of absences, compensation and benefits, or other HR questions or concerns.

The following comments apply for incentive-eligible employees only.  Prior to the closing of the transaction, SUPERVALU intends to continue its normal benefits and compensation practices.  Any incentive payments are intended to be covered under SUPERVALU’s annual incentive plan guidelines as in effect at such time.  Employees must be actively employed at the close of the transaction to qualify for a prorated incentive payment, and any payments made will be subject to applicable payroll taxes.

10.	Will my bonus opportunity change?
•
UNFI has agreed to provide SUPERVALU employees with at least the same target bonus opportunity for at least one year following the closing of the transaction.  Additional information will be shared as the integration planning progresses.

11.	Am I still eligible to receive a bonus under SUPERVALU’s fiscal 2019 bonus program?
•
UNFI has agreed to pay SUPERVALU employees on an annual bonus plan a prorated bonus for the portion of the fiscal year that occurs prior to closing, based on target performance (100%).  Additional information regarding applicable bonus plans following the closing will be shared as the integration planning progresses.

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This communication does not modify the terms of any of SUPERVALU’s or UNFI’s compensation or benefit plans, programs, arrangements or agreements.  SUPERVALU and UNFI reserve the right to cancel or modify their respective benefit plans, programs and arrangements at any time, except as otherwise agreed in the merger agreement between SUPERVALU and UNFI.  This information is qualified in its entirety by the merger agreement between SUPERVALU and UNFI, and in the event of a conflict, the merger agreement will control.  This information is not intended to give rise to any contractual rights or remedies and is not intended to give rise to any right of employment, continued employment or benefits to any employee or any of their beneficiaries or dependents.

UNFI and SVU Forward Looking Statements

This communication contains, and certain statements made by representatives of UNFI and SUPERVALU, and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  UNFI’s and SUPERVALU’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, UNFI’s and SUPERVALU’s expectations with respect to future performance and anticipated financial impacts of the business combination, the satisfaction of the closing conditions to the business combination and the timing of the completion of the business combination.  These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results.  Most of these factors are outside UNFI’s and SUPERVALU’s control and are difficult to predict.  Factors that may cause such differences include, but are not limited to:  (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the proposed business combination; (2) the outcome of any legal proceedings that may be instituted against UNFI or SUPERVALU following the announcement of the merger agreement and the transactions contemplated therein; (3) the inability to complete the business combination, including due to failure to obtain approval of the shareholders of SUPERVALU or other conditions to closing in the merger agreement; (4) risks related to the financing of the transaction; (5) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) costs related to the business combination; (8) risks related to the disruption of the transaction to SUPERVALU and its management; (9) the effect of announcement of the transaction on SUPERVALU’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; and (10) other risks and uncertainties identified in UNFI’s and SUPERVALU’s filings with the Securities and Exchange Commission (“SEC”).  More information about other potential factors that could affect UNFI’s and SUPERVALU’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in UNFI’s Annual Report on Form 10-K for the fiscal year ended July 29, 2017 and SUPERVALU’s Report on Form 10-K for the fiscal year ended February 24, 2018, as amended, and any updates to those risk factors set forth in UNFI’s and SUPERVALU’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov.  The foregoing list of factors is not exclusive.  UNFI and SUPERVALU caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  UNFI and SUPERVALU do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, other than as required by applicable law.

Additional Information will be Filed with the SEC

SUPERVALU INC. (including any successor thereof, “SUPERVALU”) has filed with the SEC a preliminary proxy statement in connection with the contemplated transaction, and SUPERVALU may file with the SEC other documents regarding the proposed transaction.  The definitive proxy statement will be mailed to shareholders of SUPERVALU.  SHAREHOLDERS OF SUPERVALU ARE URGED TO READ THE PROXY STATEMENT REGARDING THE TRANSACTION CAREFULLY (INCLUDING THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE) AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC BY SUPERVALU, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors will be able to obtain free copies of the preliminary proxy statement and the definitive proxy statement (when it is available) and other documents filed with the SEC by SUPERVALU through the website maintained by the SEC at www.sec.gov.  Free copies of the preliminary proxy statement and the definitive proxy statement (when it is available) and other documents filed with the SEC can also be obtained by directing a request to SUPERVALU INC., Investor Relations, P.O. Box 990, Minneapolis, MN 55344.

Participants in the Solicitation

UNFI, SUPERVALU and their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of SUPERVALU in respect of the proposed transaction.  Information regarding SUPERVALU’s directors and executive officers is available in its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on July 2, 2018, and information regarding UNFI’s directors and executive officers is available in its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on November 3, 2017.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement, and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.  Free copies of this document may be obtained as described in the preceding paragraph.